Exhibit 99.1

              Transgenomic Inc. Reports First Quarter 2004 Results

      Sequential Revenue Growth Coupled with 35% Year-over-Year Increase in
                               Consumables Revenue

    OMAHA, Neb., May 11 /PRNewswire-FirstCall/ -- Transgenomic Inc.
(Nasdaq: TBIO) today announced financial results for the quarter ended
March 31, 2004. The Company's financial results are presented in the tables attached.


    First Quarter 2004

    First quarter revenues increased on a sequential basis to $8.6 million from $8.3 million in the fourth quarter of 2003. The net loss for the quarter was $3.9 million, or $0.13 per share, and included a noncash finance charge of $503,000. This compares to a net loss of $8.5 million, or $0.32 per share, in the fourth quarter of 2003, which included a goodwill impairment charge of $4.8 million. Year over year, first quarter 2004 revenues of $8.6 million decreased 9 percent from $9.5 million in the comparable quarter of 2003. The $3.9 million, or $0.13 per share, net loss for the current quarter compares with a loss of $3.6 million, or $0.15 per share, for the comparable quarter of 2003.

    A gross profit margin of 33% in the first quarter of 2004 represented improvement on a sequential basis, compared to 30% in the prior quarter, but is not as favorable as the 39% in the first quarter of 2003. Gross margin continues to be negatively impacted by manufacturing expenses at our Boulder, Colo., facility. During the quarter this operation generated $679,000 in revenues and incurred $1.5 million of manufacturing expenses.


    Comment and Outlook

    CEO Collin D'Silva commented, "Our BioSystems business segment continues to demonstrate increasing strength due to continued growth in bioconsumables sales. Going forward we expect our WAVE(R) Systems revenue to remain consistent with current levels. We are expanding our installed base of WAVE Systems and gaining improved visibility into our sales pipeline. In addition, first quarter bioconsumables revenues increased 35 percent year over year. This marks the eighth consecutive quarter of sequential growth. This growth is driven by both new product additions, as well as the use of our products in a broadening set of applications." D'Silva also stated, "We are gaining greater near-term clarity regarding revenue expectations for our Glasgow, Scotland, nucleic acid building block manufacturing facility, based on orders already booked for the next two quarters. In addition, the sales pipeline for our Boulder, Colo., specialty oligonucleotide manufacturing facility continues to develop."

    Mitch Murphy, Transgenomic's Interim CFO, commented on the Company's revenue expectations for the second quarter of 2004, "Given our increasing visibility into sales pipelines, coupled with various indicators of demand for our products, we expect to begin to approach our historical revenue levels in the second quarter of 2004, with revenues in the range of $9.0 to $9.5 million." Murphy continued, "In addition, we continue to monitor our expenses and will look for opportunities to continue to achieve incremental reductions."


    Earnings Call

    The Company will host a live broadcast of its first quarter 2004 financial results via conference call over the Internet today, Tuesday, May 11, at 5 p.m. Eastern time. To listen to the webcast, investors should log on to http://www.firstcallevents.com/service/ajwz406558266gf12.html and follow the instructions listed. A link to this site will also be located on the Company's Investor Relations web page at http://www.transgenomic.com/default.asp?pgid=31&cyid=1. To access the call via telephone, call 800-362-0571. An archived recording of the conference call will be available and can be accessed via the Web using the same links listed above for 14 days after the call. Investors can also listen to a replay via telephone from 8 p.m. ET on May 11 through Tuesday, May 25, 2004, midnight ET. Simply dial 402-220-1117 or 800-388-9074 from any telephone.


    About Transgenomic

    Transgenomic's BioSystems segment offers its WAVE Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been over one thousand systems installed in over 30 countries around the world.

    Through its Nucleic Acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents, used in applications such as genetic diagnostics and therapeutics. Manufacturing operations include a cGMP facility for the synthesis of oligonucleotides.

    For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the Company's Web site at www.transgenomic.com.


    Cautionary Statement

    This press release may contain forward-looking statements that reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including revenue and expense projections. Such statements are subject to certain factors, risks and uncertainties described from time to time in Transgenomic, Inc.'s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release.



                                TRANSGENOMIC, INC.
                            SUMMARY FINANCIAL RESULTS
                     (In thousands, except per share amounts)

                             STATEMENTS OF OPERATIONS

                                                 Three Months Ended March 31,
                                                       2004          2003

     Net Sales                                        $8,629        $9,505
     Cost of Sales                                     5,768         5,814
     Gross Margin                                      2,861         3,691

     Operating Expenses:
      Selling, General and Administrative              4,245         4,608
      Research and Development                         1,929         2,325
      Restructuring Charge                                --           264
      Stock-based Compensation                            --            35

     Operating Loss                                   (3,313)       (3,541)

     Other Income/(Expenses)                            (643)          (41)
     Loss Before Income Taxes                         (3,956)       (3,582)
     Income Tax Expense                                   97            14
     Net Loss                                        $(3,859)      $(3,596)

     Shares Used in Computing Net Loss Per Share
      Basic and Diluted                               28,728        23,519
      Basic and Diluted Net Loss Per Share            $(0.13)       $(0.15)


                                TRANSGENOMIC, INC.
                            SUMMARY FINANCIAL RESULTS
                                  (In thousands)

                                  BALANCE SHEETS

                                                   March 31,    December 31,
                                                      2004           2003
     Cash, Cash Equivalents and Short-term
      Investments                                     $2,545         $1,241
     Other Current Assets                             23,817         23,137
     Current Assets                                   26,362         24,378

     Net Property and Equipment                       18,383         18,704
     Other Assets                                     14,108         14,224
     Total Assets                                    $58,853        $57,306

     Current Liabilities                              12,191         12,248
     Long-term Debt                                    2,074             --
     Stockholders Equity                              44,588         45,058

     Total Liabilities and Stockholders Equity       $58,853        $57,306




SOURCE  Transgenomic Inc.
    -0-                             05/11/2004
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic Inc./
    /Web site:  http://www.transgenomic.com/
    (TBIO)

CO:  Transgenomic Inc.
ST:  Nebraska
IN:  HEA MTC BIO
SU:  ERN CCA